Exhibit 4.4

ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS
THIS IN CANTON, CERTIFICATE MA, JERSEY IS TRANSFERABLE CITY, NJ AND COLLEGE STATION, TX
COMMON STOCK
PAR VALUE OF $0.01 PER SHARE
CUSIP 229899 10 9
SEE REVERSE FOR TABLE OF ABBREVIATIONS
Dated
Chairman
Secretary
COUNTERSIGNED COMPUTERSHARE AND REGISTERED: INC.
TRANSFER AGENT AND REGISTRAR By:
AUTHORIZED SIGNATURE
ABnote North America CULLEN/FROST PROOF OF: DECEMBER BANKERS, 2, 2016 INC.
711 ARMSTRONG LANE, COLUMBIA, TN 38401
(931) 388-3003 WO—10769 FACE OPERATOR: DKS SALES: HOLLY GRONER 931-490-7660 NEW
COLORS SELECTED FOR PRINTING: STEEL INTAGLIO PRINTS IN SC20 DARK BROWN AND BLACK. UNDERTINT PRINTS IN PMS 462 BROWN.
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF PREVIOUSLY PRINTED CERTIFICATE SCANNED FOR PROOFING

Cullen/Frost Bankers, Inc.

The Corporation’s Articles of Incorporation authorize the issuance of more than one class of stock and the division of the preferred stock into series. The relative rights, characteristics and preferences of each class of stock and each series of preferred stock established by the Corporation’s Board of Directors are set forth in the Articles of lncorporation of the Corporation on file in the Office of the Secretary of State of Texas. The Corporation will furnish a copy of such Articles to the holder hereof without charge on the written request to the Secretary of the Corporation at its principal place of business or registered office.

In accordance with the Articles of Incorporation. no shareholder of the Corporation shall be entitled as a matter of right, pre-emptive or otherwise. to subscribe for or purchase any part of any shares which the Corporation shall have authority to issue, or shares thereof held in the Treasury of the Corporation, or securities convertible into shares, whether issued for cash or other consideration. or by way of dividend or otherwise.

THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE INSCRIPTION ON THE FACE OF THIS CERTIFICATE, SHALL BE CONSTRUED AS THOUGH THEY WERE WRITTEN OUT IN FULL ACCORDING TO APPLICABLE LAWS OR REGULATIONS:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

(Name) CUST (Name)	—	(Name) as Custodian for (Name)
UNIF GIFT MIN ACT (State)	—	under the (State) Uniform Gifts to Minors Act
(Name) CUST (Name) TUGMA	—	(Name) as Custodian for (Name) under the Texas Uniform Gifts to Minors Act

(Additional abbreviations may be used though not in the above list)

For value received,                                                                                                                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee

Shares

of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of Cullen/Frost Bankers, Inc. with full power of substitution in the premises.

Dated
X
NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (INCLUDING BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15 AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.

Signatures Guaranteed

ABnote North America	PROOF OF: DECEMBER 2, 2015
711 ARMSTRONG LANE, COLUMBIA, TN 38401	CULLEN/FROST BANKERS, INC.
(931) 388-3003	WO - 10769 BACK	OPERATOR: DKS
SALES: HOLLY GRONER 931-490-7660	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF